Execution Copy

Exhibit 10.01

SECOND AMENDMENT TO LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT is dated as of November 13, 2007 (this “Amendment”) among DDJ TOTAL RETURN LOAN FUND, L.P. (the “Lender”), THE WORNICK COMPANY, a Delaware corporation (the “Borrower”), RIGHT AWAY MANAGEMENT CORPORATION, a Delaware corporation, THE WORNICK COMPANY RIGHT AWAY DIVISION, a Delaware corporation, and THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P., a Delaware limited partnership (each, a “Subsidiary”, and, collectively, the “Subsidiaries”).

WHEREAS, the Borrower, the Subsidiaries and the Lender (as assignee of Texas State Bank) are parties to that certain Loan Agreement dated as of June 30, 2004 (as amended by the First Amendment thereto dated as of March 16, 2007 and as further amended, modified, supplemented or amended and restated from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower has requested and the Lender has agreed to make certain modifications regarding the availability of the Revolving Loan and to amend the Loan Agreement to, among other things, increase the Revolving Loan Commitment to a maximum aggregate amount of $17,500,000.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Loan Agreement is hereby amended as follows:

1.             Capitalized Terms.  Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, as amended by this Amendment.

2.             Amendments to Loan Agreement.

(a)         Amendment of Certain Defined Terms.  Section 1.01 of the Loan Agreement is hereby amended by (i) deleting the defined term “Borrowing Base”, (ii) deleting the defined terms “Revolving Loan”, “Revolving Loan Commitment” and “Revolving Note” and replacing each such defined term in its entirety with the new definition of such term set forth below and (iii) adding the following new defined terms, all as more fully set forth below:

“Revolving Loan” shall mean Advances made by the Lender to the Borrower under the Revolving Loan Commitment.

“Revolving Loan Commitment” means the commitment of the Lender, subject to the terms of this Agreement, to make Advances to Borrower up to a maximum aggregate amount of $17,500,000.

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“Revolving Note” shall mean that certain Amended and Restated Revolving Loan Promissory Note dated as of November     , 2007 in the original principal amount of $17,500,000, executed by Borrower and payable to the order of Lender, maturing on June 30, 2011, and all renewals, extensions, modifications and increases, if any, thereof.

“Second Amendment” shall mean the Second Amendment to Loan Agreement dated as of November     , 2007, amending this Agreement.

“Second Amendment Effective Date” shall mean the date on which the Second Amendment shall have become effective in accordance with its terms.

(b) Amendment to Section 2.01.  Section 2.01 of the Loan Agreement is hereby amended by deleting subsections (a) and (c) thereof in their entirety and replacing them with the following:

“Section 2.01         Loans.

(a)           Revolving Loan.  Subject to the terms and conditions of this Agreement, Lender agrees to make the Revolving Loan in accordance with the terms of this Agreement and the Revolving Note.  The aggregate principal amount of (i) the Revolving Loan shall not at any time exceed $17,500,000, and (ii) the Revolving Loan and the Term Loan shall not at any time exceed $27,500,000.  Each Advance will be accompanied by a Draw Request (hereinafter defined), duly tendered as required by Section 2.03 hereof, and accompanied by such documentation as Lender may require.  At the time of each Advance made under or pursuant to this Agreement, Borrower shall immediately become indebted to Lender for the amount of such Advance and interest shall accrue on such Advance from the date of the Advance.”

“(c)         Maximum Amount of Obligations.  Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the outstanding amount of the Obligations shall not at any time exceed the Maximum Amount.”

(c) Amendments to Section 2.03.  Section 2.03 of the Loan Agreement is hereby amended by deleting subsection (a) of such Section in its entirety and replacing it with the following:

“(a)         (i) The outstanding principal amount of the Revolving Loan Obligations, plus the amount of the requested Advance, shall not exceed the Revolving Loan Commitment and (ii) the outstanding amount of the Obligations, plus the amount of the Requested Advance, shall not exceed the Maximum Amount.”

(d) Amendment to Section 3.02.  Section 3.02 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.02         Obligation to Repay Excess. Notwithstanding anything to the contrary set forth herein or in any Loan Document, if at any time (i) the

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outstanding principal balance of the Revolving Loan Obligations shall exceed the Revolving Loan Commitment or (ii) the outstanding amount of the Obligations shall exceed the Maximum Amount, the Borrower shall notify the Lender of such fact in writing, immediately after acquiring knowledge of such excess, and shall immediately pay to the Lender the entire amount of such excess, which amount shall be applied by the Lender, first, to prepay the outstanding principal amount of the Revolving Loan Obligations, second, to prepay the outstanding principal amount of the Term Loan Obligations, and third, to repay any other outstanding Obligations.”

(e) Amendment to Section 8.02.  As previously provided pursuant to certain forbearance agreements among the parties hereto (including the Forbearance Agreement referred to below), Section 8.02 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                “Section 8.02         Limitation on Leases.  Borrower will not permit the aggregate rentals payable under all non-cancelable operating leases entered into after Closing to which Borrower or Subsidiary is a party to exceed (a) $500,000 during any fiscal year ending with fiscal year 2006, (b) $1,250,000 during the fiscal year 2007, and (c) $1,500,000 thereafter.  Without the prior written consent of the Lender in its sole discretion, no such operating lease entered into after May 1, 2007 and having a term greater than one year shall contain any restriction on the Borrower’s or applicable Subsidiary’s right to grant a lien to the Lender on such Person’s leasehold interest in the subject property, and the lessor in respect of each such lease shall have agreed to provide upon request a collateral access agreement substantially in the form provided by the Lender with such modifications therein as shall be reasonably acceptable to the Lender.  Lender acknowledges and consents to the Leases pledged to Lender by Leasehold Deed of Trust to secure the Obligations and the other existing leases on other real property disclosed to Lender. Borrower agrees not to amend the Leases in any material respect without the prior written consent of the Lender.  At Lender’s request, Borrower and its Subsidiaries will grant Lender first liens on the leasehold interest in all real property leases to the extent Borrower and its Subsidiaries are permitted to grant liens on their leasehold interest under such leases.”

(f)  Amendment to Revolving Note.  The Revolving Note is hereby amended and restated in its entirety in the form attached as Annex A hereto.

3.             Confirmation of Security Documents and Guaranty.

(a)           The Borrower and each Subsidiary hereby ratifies and confirms all of the terms and provisions of the Security Agreement, the Pledge Agreement and all other documents evidencing or governing the Lender’s security interests in the Collateral (collectively with the Security Agreement and the Pledge Agreement, the “Security Documents”) and acknowledges and confirms that the Obligations of the Borrower and each Subsidiary to the Lender under the Loan Agreement, as amended hereby, and the

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other Loan Documents (including, without limitation, the Revolving Note and the Term Note), constitute “Obligations” under the Security Documents, secured by the Collateral.

(b)           Each Subsidiary hereby confirms and agrees that all indebtedness, obligations and liabilities of the Borrowers under the Loan Agreement as amended hereby, whether any such indebtedness, obligations and liabilities are now existing or hereafter arising, due or to become due, actual or contingent, or direct or indirect, constitute “Obligations” under and as defined in the Loan Agreement and, subject to the limitation set forth therein, are guarantied by and entitled to the benefits of the Guaranty.  Each Subsidiary hereby ratifies and confirms the terms and provisions of the Guaranty and agrees that all of such terms and provisions remain in full force and effect.

4.             No Default; Representations and Warranties, etc.  The Borrower and each Subsidiary hereby confirms that, after giving effect to this Amendment, (a) the representations and warranties of the Borrower and its Subsidiaries contained in Article 6 of the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties are true and correct on and as of such earlier date); (b) except for the Specified Defaults (as defined below), the Borrower and its Subsidiaries are in compliance with all of the terms and provisions set forth in the Loan Agreement on their part to be observed or performed thereunder; and (c) except for the Specified Defaults and as otherwise previously disclosed to the Lender, no Default or Event of Default has occurred and is continuing.  For purposes of this Amendment, “Specified Defaults” means, collectively, (i) Specified Defaults (as such term is defined in the Fourth Amended Forbearance Agreement, dated as of October 30, 2007 (the “Forbearance Agreement”), by and among the Borrower, the Subsidiaries and the Lender) and (ii) any Event of Default resulting solely from the Borrower’s failure to make the scheduled interest payment due on July 15, 2007 under the Borrower’s 10.875% Senior Secured Notes due 2011.  The Borrower and each Subsidiary hereby ratify and confirm all of the terms and conditions of the Forbearance Agreement, which remains in full force and effect.

5.             Conditions to Effectiveness.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a)           Counterparts of Amendment.  The Lender shall have received counterparts of this Amendment duly executed by the Borrower and each Subsidiary.

(b)           First Amendment to Intercreditor Agreement; First Supplemental Indenture.  The Lender shall have received (i) the Revolving Note in the form attached as Annex A hereto, duly executed by the Borrower, evidencing the Revolving Loan Obligations, (ii) the First Amendment to Intercreditor Agreement in the form attached as Annex B hereto, duly executed by U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture, pursuant to the written direction of the requisite holders of the Notes issued thereunder and (iii) the First Supplemental Indenture in the form attached as Annex C hereto, duly executed by the Trustee, pursuant to the written direction of the requisite holders of the Notes issued under the Indenture, and the other parties thereto.

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(c)           Corporate Documents.  The Lender shall have received such documents, instruments and certificates as the Lender or its counsel may reasonably request relating to the Loan Documents and any other legal matters relating to the Borrower and its Subsidiaries (including board of director resolutions and evidence of the incumbency of officers), the Loan Agreement, as amended by this Amendment, and the other Loan Documents.

(d)           Opinion of Counsel.  The Lender shall have received a written opinion of Schulte Roth & Zabel LLP, counsel to the Borrower and its Subsidiaries, dated the date of such effectiveness, in form and substance reasonably satisfactory to the Lender, and covering such matters as the Lender may reasonably request.

(e)           Other Documents.  The Lender shall have received such other certificates, instruments and documents as the Lender shall have reasonably requested.

6.             Miscellaneous.

(a) Except to the extent specifically amended hereby, the Loan Agreement, the Loan Documents and all related documents shall remain in full force and effect.  Whenever the terms or sections amended hereby shall be referred to in the Loan Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

(b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c) This Amendment shall be governed by the laws of the State of New York, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) The Borrower and its Subsidiaries agree to pay all reasonable costs and expenses, including legal fees and disbursements, incurred by the Lender in connection with this Amendment and the transactions contemplated hereby.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

THE WORNICK COMPANY

By:	/s/ Jon P. Geisler
Name:	Jon P. Geisler
Title:	President & CEO

SUBSIDIARIES

THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P.

By:	/s/ Jon P. Geisler
Name:	Jon P. Geisler
Title:	President & CEO

RIGHT AWAY MANAGEMENT CORPORATION

By:	/s/ Jon P. Geisler
Name:	Jon P. Geisler
Title:	President & CEO

THE WORNICK COMPANY RIGHT AWAY DIVISION

By:	/s/ Jon P. Geisler
Name:	Jon P. Geisler
Title:	President & CEO

LENDER

DDJ TOTAL RETURN LOAN FUND, L.P.

By:	GP Total Return, LP, its General Partner
By:	GP Total Return, LLC, its General Partner
By:	DDJ Capital Management, LLC, Manager

By	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

Annex A

Form of Revolving Note

Annex B

Form of First Amendment to Intercreditor Agreement

Annex C

Form of First Supplemental Indenture